EXHIBIT 3.12

                                     BYLAWS
                                       OF
                               FUGE SYSTEMS, INC.

                                     BYLAWS
                                       OF
                               FUGE SYSTEMS, INC.



                                    ARTICLE I

                                     OFFICES

                  Section 1.1. Principal Office: The principal office of the Corporation shall be located at 4516 Hitching Post Lane, Plano, Texas 75024 in the City of Plano, Collin County, State of Texas.

                  Section 1.2. Other Offices: The Corporation may also have offices at such other places within or without the State of Texas as the Board of Directors may from time to time determine, or as the business of the Corporation may require.

                                   ARTICLE II

                             MEETING OF SHAREHOLDERS

                  Section 2.1. Time and Place of Meetings: All meetings of the shareholders shall be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 2.2. Annual Meetings: Annual meetings of shareholders, commencing with the year 1997, shall be held on the first of February if not a legal holiday, and if a legal holiday, then on the next business day following, at 9:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, the shareholders entitled to vote thereat shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

                  Section 2.3. Special Meetings: Special meetings of the shareholders for any purpose or purposes (unless otherwise prohibited by the statute, the Articles of Incorporation or the Bylaws) may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the directors in office or the holder or holders of not less than one-fifth (1/5th) of all shares entitled to vote at the meeting. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice thereof.

                  Section 2.4. Notice: Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) calendar days (twenty 20) calendar days in the case of a meeting to approve a plan of merger or consolidation) nor more than fifty (50) calendar days before the date of the meeting, either by personal delivery or by mail (in case of overseas, by airmail), by or at the direction of the President or of the person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or its address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

                  Section 2.5. Quorum; Withdrawal of Quorum: The holder or holders of a majority of the shares issued and outstanding and entitled to vote at a meeting of shareholders, present in person, represented by a duly authorized representative in the case of a corporation or other legal entity or represented by proxy, shall constitute a quorum at such meetings except as otherwise required by statute or provided by the Articles of Incorporation or these Bylaws. The shareholders present or represented at a duly constituted meeting may continue to transact business until adjournment despite the withdrawal of enough shareholders to leave less than a quorum. If a quorum is not present or represented at any meeting of the shareholders, the shareholders entitled to vote and present or represented thereat shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

                  Section 2.6. Majority Vote: The vote of the holder or holders of a majority of the shares entitled to vote and present or represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, except as otherwise required by statute or provided in the Articles of Incorporation or the Bylaws in which case the express provision shall control.

                  Section 2.7. Method of Voting: Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class are limited or denied by the Articles of Incorporation. A shareholder may vote either in person, by duly authorized representative in the case of a corporation or other legal entity or by proxy executed in writing by the shareholder or by his or its duly authorized attorney-in-fact. Each proxy shall be filed with the Secretary of the Corporation prior to the time of the meeting.

                  Section 2.8. Vote on Major Decisions: The vote of the holder or holders of sixty- six and two-thirds percent (66-2/3%) or more of the shares entitled to vote and present or represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting for the following decisions ("Major Decisions"):

                  (a) the issuances of additional common shares, or other form of ownership interest, in the Corporation;

                  (b) the acquisition of any other on-going business by the Corporation or the merger of the Corporation with any other entity;

                  (c) the sale or other disposition of the business of the Corporation or of the Corporation or of substantially all of the assets of the Corporation;

                  (d) the filing of, or participation in, any legal proceeding where the amount in controversy exceeds $25,000; or

                  (e)   an amendment of this Section 2.8 of the Bylaws.

                  Any action attempted to be taken by the Corporation involving a Major Decision which does not comply with the foregoing requirements shall be void and shall not bind the Corporation.

                                   ARTICLE III

                                    DIRECTORS

                  Section 3.1. Responsibilities: The business and affairs of the Corporation shall be managed under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Articles of Incorporation or the Bylaws directed or required to be exercised or done by the shareholders.

                  Section 3.2. Number: Election: Qualification: Term: Removal:
The initial Board of Directors shall consist of two (2) members. The initial directors of the Corporation shall be as set forth in the original Articles of Incorporation. Thereafter, the number of directors shall be fixed from time to time by the Board of Directors or by the shareholders at the annual or any special meeting; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3.3 below, and each director elected shall hold office until his or her successor is elected and qualified. Directors need not be residents of the State of Texas or shareholders of the Corporation. At any meeting of shareholders called expressly for that purpose any director or the entire Board of Directors may be removed with or without cause by the affirmative vote of the holder or holders of a majority of the shares then entitled to vote at an election of directors.

                  Section 3.3. Vacancies; Increases: Any vacancy occurring in the Board of Directors (by death, resignation, removal or otherwise) may be filled by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum, or by a sole remaining director, and each director so chosen shall hold office for the unexpired term of his or her predecessor in office. If there are no directors in office, then an election of directors may be held at an annual or special meeting of shareholders called for that purpose. Any directorship to be filled by reason of an increase in the number of directors shall be filled by an annual or special meeting of shareholders called for that purpose or by the Board of Directors, for a term of office continuing until the next election of one or more directors by the shareholders; provided, however, that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

                  Section 3.4. Place of Meetings: Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

                  Section 3.5. Regular Meetings: Regular meetings of the Board of Directors may be held at such time and at such place as shall Bylaws from time to time be determined by the Board of Directors. Regular meetings of the Board of Directors may be held without notice.

                  Section 3.6. Special Meetings: Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President, and shall be called by the President on the written request of at least two directors. Written notice of special meetings shall be given to each director at least three (3) calendar days before the date of the meeting.

                  Section 3.7. Quorum: Majority Vote: At all meetings, a majority of the number of the directors fixed by or in the manner provided in the Bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically required by statute or provided in the Articles of Incorporation or the Bylaws, in which case the express provision shall control. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 3.8. Minutes: The  Board  of   Directors   shall  keep
regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

                  Section 3.9. Committees: The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution or in the Articles of Incorporation shall have and may exercise all of the authority of the Board of Directors, except that no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, approving a plan of merger or consolidation, recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business-, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, amending, altering, or repealing the Bylaws of the Corporation or adopting new Bylaws for the Corporation, filling vacancies in the Board of Directors or any such committee, filling any directorship to be filled by reason of an increase in the number of directors, electing or removing officers or members of any such committee, fixing the compensation of any member of such committee, or altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be amendable or repealable; and, unless such resolution or the Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of shares of the Corporation. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

                  Section 3.10. Committee Minutes: Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.


                                   ARTICLE IV

                                    NOTICES

                  Section 4.1. Method: Whenever by statute, the Articles of Incorporation, the Bylaws, or otherwise, notice is required to be given to a director or shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to be personal notice, but any such notice may be given: (a) in writing, by mail, postage prepaid, addressed to the director or shareholder at the address appearing on the books of the Corporation; or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is deposited in the United States mail.

                  Section 4.2. Waiver: Whenever any notice is required to be given to any director or shareholder under the provisions of applicable statute, the Articles of Incorporation or the Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or in the case of a corporation or other legal entity by its duly authorized representative, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

                                    ARTICLE V

                                    OFFICERS

                  Section 5.1. Number: The President of the Corporation and the Chairman of the Board shall be elected by the Board of Directors. The Board of Directors may also elect one or more Vice Presidents, a Secretary and a Treasurer. Any number of offices may be held by the same person unless the Articles of Incorporation otherwise provide.

                  Section 5.2. Term; Vacancies: The officers of the Corporation shall hold office until their successors are elected and qualified. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                  Section 5.3. Compensation: The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of all other officers and agents of the Corporation to an officer of the Corporation.

                  Section 5.4. Duties: The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors regardless of whether such authority and duties are customarily incident to such office.

                                   ARTICLE VI

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 6.1. Indemnification: Each person who is or was a director, officer, employee or agent of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust or other enterprise or employee benefit plan (including the heirs, executors, administrators or estate of such person) shall be indemnified by the Corporation to the full extent permitted or authorized by the Texas Business Corporation Act. The Corporation may, but shall not be obligated to, maintain insurance, at its expense, for its benefit in respect of such indemnification and for the benefit of any such person whether or not the Corporation would otherwise have the power to indemnify such person.

                                   ARTICLE VII

                        CERTIFICATES REPRESENTING SHARES

                  Section 7.1. Certificates: The Corporation shall deliver certificates in the form approved by the Board of Directors representing all shares to which shareholders are entitled; and such certificates shall be signed by the President of the Corporation.

                  Section 7.2. Lost. Stolen or Destroyed Certificates: The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificates of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or its legal representative, to give the Corporation a bond, undertaking or other form of security in such sum and on such terms as it may reasonably direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                  Section 7.3. New Certificates: Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate or certificates for shares duly endorsed or accompanied by proper evidence for succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the shareholder entitled thereto, cancel the old certificate, and record the transaction upon its books.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  Section 8.1. Dividends: Subject to statute and any provision of the Articles of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or on shares of the capital stock.

                  Section 8.2. Reserves: By resolution, the Board of Directors may create such reserve or reserves out of earned surplus of the Corporation as the directors from time to time, in their absolute discretion, determine to be proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall determine to be beneficial to the interest of the Corporation. The Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                  Section 8.3. Checks: All checks, demands for money and notes of the Corporation shall be signed by such officer of officers or such other person or persons as the Board of Directors may from time to time designate.

                  Section 8.4. Fiscal Year: The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                  Section 8.5. Seal:The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                  Section 8.6. Action Without Meeting: Any action required or permitted to be taken at any meeting of the shareholders or the Board of Directors may be taken without a meeting if all of shareholders or members of the Board of Directors, as the case may be, shall sign, in one or more counterparts, a consent in writing setting forth the action so taken. The consent shall have the same force and effect as a unanimous vote of the shareholders or the Board of Directors.

                  Section 8.7. Telephone and Similar Meetings: The shareholders or the members of the Board of Directors may participate in and hold a meeting of the shareholders or the Board of Directors, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                  Section 8.8. Amendment of Bylaws: The power to alter, amend, or repeal the Bylaws or to adopt new Bylaws, subject to repeal or change by action of the shareholders, shall be vested in the Board of Directors unless reserved to the shareholders by the Articles of Incorporation or the Bylaws.

                                   ARTICLE IX

                         LIMITATION ON TRANSFER OF STOCK

                  Section 9.1. Corporation's Right of First Refusal. If shareholder, including the heirs, assigns, executors or administrators of a deceased shareholder, desires to make any transfer, whether in the form of sale, gift or otherwise, of any of his or their common shares issued by the Corporation, such shareholder shall first offer in writing (the "Offer") to sell such shares to the Corporation for a sum of money calculated as follows:

         a. The parties will attempt to agree on the value of the common shares being offered by such selling shareholder and such agreed value will be the purchase price to the Corporation. The value of the Corporation as determined by the preceding sentence shall be divided by the number of common shares issued and outstanding as of the date the stock is to be purchased or redeemed to establish the value, then the procedures that follow shall be used to establish such value.

         b. In the event the transferring shareholder (the "Transferring Party") and the Corporation fail to agree upon the valuation of the Corporation, the Transferring Party may elect to implement this provision to establish the value of the Corporation. The Transferring Party shall deliver written notice to the Corporation requesting a valuation of the Corporation and naming in such notice an independent person experienced in establishing the value of companies such as the Corporation (the "First Qualified Evaluator"). Within ten (10) calendar days after receipt of such notice, the Corporation will notify the Transferring Party of a second independent person experienced in establishing the value of companies such as the Corporation (the "Second Qualified Evaluator") with qualifications comparable to the First Qualified Evaluator. Within ten (10) calendar days after the Corporation has notified the Transferring Party of its selection of the Second Qualified Evaluator, the First Qualified Evaluator and
the Second Qualified Evaluator will then name a third independent person experienced in establishing the value of companies such as the Corporation (the "Third Qualified Evaluator") and will notify the Transferring Party and the Corporation of such selection. Each of the First Qualified Evaluator, Second Qualified Evaluator and Third Qualified Evaluator shall have access to the books and records of the Corporation and shall report to the Transferring Party and the Corporation their respective determination of the value of the Corporation within twenty(20) calendar days following the selection of the Third Qualified Evaluator. The average of the values of the Corporation as calculated by the First Qualified Evaluator, the Second Qualified Evaluator and the Third Qualified Evaluator shall be deemed to be the value of the Corporation. Such value of the Corporation shall be divided by the number of common shares then issued and outstanding to determine the value of each common share. The Transferring Party and the Corporation shall each be solely responsible for the cost to employ the First Qualified Evaluator and the Second Qualified Evaluator, respectively, and the cost to employ the Third Qualified Evaluator shall be borne equally between the Transferring Party and the Corporation. The Corporation shall, notwithstanding any other time limitation sought to be expressed in the Offer, have thirty (30) calendar days after receipt of the valuation of the Corporation as determined under this Section 9.1 in which to purchase all or any part of such shares for cash.

                  Section 9.2. Election to Exercise Right of First Refusal.

                  Promptly after the receipt of the Offer, the President shall call a special meeting of the Board of Directors of the Corporation to determine whether the Corporation then may legally purchase any of such shares and, if it be determined that it can then legally do so, to consider and act upon the advisability of purchasing all or any part of such shares as it may then legally purchase. If the Board of Directors in such meeting determines that the Corporation then may legally purchase any of such shares and also then determines that it is in the best interests of the Corporation to purchase any of such shares, it shall so resolve and instruct the appropriate officials of the Corporation to take all necessary steps to communicate the fact of such board action to the Transferring Party and to fully effectuate the purchase by the Corporation of such number of shares as are so resolved to be purchased from the Transferring Party.

                  Section 9.3. Shareholder's Right to Purchase Shares from Transferring Party. If the Board of Directors does not cause the Corporation to purchase all of the shares offered by the Transferring Party, then the following steps shall be taken:

                  a. Promptly after the Board of Directors has acted on the matter coming before it pursuant to the provisions of the foregoing paragraph, the President, or other authorized officer of the Corporation shall, by writing deposited in the United States mails with postage prepaid, notify each of the holders of the common shares of the Corporation then outstanding (other than the Transferring Party) that:

          (i) the Transferring Party has offered to sell some of his or her shares to the Corporation, pursuant to the provisions of this Article, stating the name of such Transferring Party and the number of such shares;

          (ii) the Board of Directors has caused the Corporation to purchase, if such be the case, some of the shares, stating the number thereof, and that the balance, stating the number thereof, are available for purchase by the shareholders;

          (iii) the offering price thereof, computed as aforesaid; and

          (iv) the number of such offered shares that may be purchased by the particular addressee of such notification, which number shall be that percentage of the offered shares (less those, if any, theretofore resolved by the Board of Directors to be purchased by the Corporation) equal to the quotient resulting from dividing the total number of shares then outstanding (other than the offered shares) into the number then owned by the particular addressee of such notification according to the books of the Corporation.

                  b. Notwithstanding any other time limitation sought to be expressed in the Offer of the Transferring Party, each of the other shareholders shall have thirty (30) calendar days after the date of the mailing of such notification within which to exercise his or her right to purchase all or any part of such offered shares that he or she may purchase pursuant to the provisions of this Section 9.3.

                  c. Any exercise of all or a part of a shareholder's purchase right as herein provided for shall be evidenced, if at all, by a writing signed by the shareholder so electing, addressed to the Transferring Party in care of the President, or other authorized officer of the Corporation at the principal office of the Corporation and shall be accompanied by a certified check or United States postal money order payable to the order of the Transferring Party and in the sum of the amount of the purchase price of the shares the remitting shareholder elects to purchase under the provisions hereof, which said notification and remittance shall be actually delivered to the President or other authorized officer on or before thirty (30) calendar days after the date of the aforesaid mailing by the President, or other authorized officer of the Corporation of the aforesaid notification of right to purchase.

                  d. Any shareholder may assign, by written Endorsement on the aforesaid notification or by any other instrument in writing, all or any part of his or purchase rights to any other then owner of shares of the common stock of the Corporation but not otherwise.

                  e. At the expiration of thirty (30) calendar days from the time of sending the aforesaid notifications, the President, or other authorized officer of the Corporation shall then certify in writing to the Transferring Party the number, if any, of such Transferring Party's shares which have been elected to be purchased by other shareholders pursuant to the provisions hereof. Thereupon, the Transferring Party shall deliver to the President, or other authorized officer of the Corporation such certificate or certificates, properly endorsed, for effectuating evidence of the transfer of the shares so purchased, and the President, or other authorized officer of the Corporation shall deliver to the Transferring Party the total purchase price thereof, at which time the sale of said shares and all rights incident to ownership thereof shall be deemed to occur. The President, or other authorized officer shall also thereupon cause proper notations to be made in the books of the Corporation to reflect such transfer and shall, when properly executed by the appropriate officers of the Corporation, mail certificates evidencing the purchased shares to the parties entitled thereto

                  Section 9.4. Sale of Remaining Shares. If, upon completion of the procedures prescribed in Section 9.1, Section 9.2 and Section 9.3 above, any of the shares which a Transferring Party has theretofore offered to sell pursuant to such sections have not been sold pursuant to such sections, then the Transferring party shall be free to transfer all or any part of such shares as he or she had theretofore offered pursuant to the provisions hereof. Upon such transfer, however, such shares shall again be subject to the restrictions on transferability provided in this Article. If the original Transferring Party does not transfer any of such shares within five (5) months after the expiration of the 30-day period referred to in Section 9.3(b), no transfer thereof shall thereafter be made without again offering said shares as provided in this Article.

                  Section 9.5. Death of Shareholder Deemed an Offer. The death of any person owning any common shares issued by this Corporation shall, for purposes of this Article, be deemed an offer by such person to sell such shares to the Corporation in compliance with and pursuant to the terms of this Article, and within sixty (60) calendar days after the appointment and qualification of the executor or administrator of such deceased shareholder's estate, the said personal representative shall proceed to comply with the provisions of this Article and shall comply therewith before any of the shares issued by this Corporation owned by such decedent at the time of his or her death shall be free from the restrictions on transferability hereinabove set forth.